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                                                                    EXHIBIT 21.1


Subsidiaries of the Company:


Bowmar Technologies
8000 Bluffton Road
Ft. Wayne, IN. 46809


Electronic Designs, Inc.
One Research Drive
Westborough, MA. 01581